Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement No. 333-157632 (Common Units Representing Limited Partnership Interests) on Form S-3ASR,

•	Registration Statement No. 333-151853 (Common Units Representing Limited Partnership Interests) on Form S-3ASR,

•	Registration Statement No. 333-179775 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8,

•	Registration Statement No. 333-172451 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8,

•	Registration Statement No. 333-165115 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8,

•	Registration Statement No. 333-157635 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8, and

•	Registration Statement No. 333-143948 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8

of our report dated March 20, 2012, relating to the consolidated financial statements of Harbourmaster Capital (Holdings) Limited, appearing in this Current Report on Form 8-K/A of The Blackstone Group L.P.

Our report dated March 20, 2012 includes an explanatory paragraph that states that accounting principles generally accepted in the United Kingdom vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature of such differences is presented in note 23 to the consolidated financial statements.

/s/ Ernst & Young

Dublin, Ireland

March 20, 2012